UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

WORTHINGTON INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-8399 (Commission File Number)	31-1189815 (IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio (Address of principal executive offices)	43085 (Zip Code)

Registrant’s telephone number, including area code:                   (614) 438-3210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 20, 2014, Worthington Industries, Inc. (the “Registrant”) announced that its Pressure Cylinders segment had acquired a majority interest in dHybrid Systems, LLC, a Utah limited liability company which is a leader in compressed natural gas fuel systems.  Worthington will own approximately 80% of the equity, with the founder retaining 20% and continuing in a leadership role.  The initial purchase price was approximately $12 million, with an earn out potential.

Based in Salt Lake City, Utah, dHybrid Systems, LLC operates in a recently-completed 50,000 square foot facility with 28 employees.  The main markets for the dHybrid Systems fuel systems are refuse and heavy duty trucks.

Item 9.01	Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits: The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on October 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: October 20, 2014	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President-
Administration, General Counsel and Secretary